                                                                     Exhibit 3.5


                             CERTIFICATE OF MERGER

                                      OF

                         NAVAGATOR TECHNOLOGIES, INC.

                                     INTO

                      GREENWICH TECHNOLOGY PARTNERS, INC.


     Pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL"), the undersigned corporation DOES HEREBY CERTIFY THAT:

     FIRST:  The constituent corporations are Greenwich Technology Partners,
     -----
Inc., a Delaware corporation, and Navigator Technologies, Inc., a New Jersey corporation.

     SECOND:  An Agreement and Plan of Merger and Reorganization (the "Merger
     ------
Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 and Section 228(d) of the DGCL.

     THIRD:  The surviving corporation is Greenwich Technology Partners, Inc., a
     -----
Delaware corporation.

     FOURTH:  The Third Amended and Restated Certificate of Incorporation, as
     ------
amended, of Greenwich Technology Partners, Inc. shall remain in full force and effect.

     FIFTH:  An executed copy of the Merger Agreement is on file at the offices
     -----
of the surviving corporation, 123 Main Street, White Plains, NY 10601.

     SIXTH:  A copy of the Merger Agreement will be furnished by the surviving
     -----
corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH:  The authorized capital stock of Navigator Technologies, Inc. is
     -------
10,000 shares of common stock without par value.

     EIGHTH:  The merger shall become effective upon the filing of this
     ------
Certificate of Merger with the Secretary of State of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed by its authorized officers.

Dated:  April 13, 2000

GREENWICH TECHNOLOGY PARTNERS, INC.



By:/s/Joseph Beninati
   ------------------
   Joseph Beninati, Chief
   Executive Officer